                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

            MORGAN STANLEY CALIFORNIA INSURED MUNICIPAL INCOME TRUST

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley California Insured Municipal Income Trust, a Massachusetts business trust ("Trust"), was held on April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified;

(2) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(3) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                             Withheld/      Broker
Matter                                                        Votes For     Abstentions   Non-Votes
------                                                      -------------   -----------   ---------

(1) David C. Arch........................................   6,160,296.075   684,185.059       0
    Bob R. Baker.........................................   6,150,152.075   694,329.059       0
    Frank S. Bayley......................................   6,155,426.075   689,055.059       0
    James T. Bunch.......................................   6,156,527.075   687,954.059       0
    Bruce L. Crockett....................................   6,153,581.075   690,900.059       0
    Rod Dammeyer.........................................   6,151,001.075   693,480.059       0
    Albert R. Dowden.....................................   6,152,981.075   691,500.059       0
    Jack M. Fields.......................................   6,157,772.075   686,709.059       0
    Martin L. Flanagan...................................   5,901,113.075   943,368.059       0
    Carl Frischling......................................   6,151,008.075   693,473.059       0
    Prema Mathai-Davis...................................   6,148,025.075   696,456.059       0
    Lewis F. Pennock ....................................   6,159,395.075   685,086.059       0
    Larry Soll...........................................   6,153,581.075   690,900.059       0
    Hugo F. Sonnenschein.................................   6,149,703.075   694,778.059       0
    Raymond Stickel, Jr..................................   6,155,426.075   689,055.059       0
    Philip A. Taylor ....................................   5,908,928.075   935,553.059       0
    Wayne W. Whalen......................................   6,156,164.075   688,317.059       0

                                                                                Votes      Withheld/       Broker
Matter                                                        Votes For        Against    Abstentions    Non-Votes
------                                                      -------------   -----------   -----------   -----------
(2) Approve a new advisory agreement between the Trust
    and Invesco Advisors, Inc.                              5,128,459.691   582,820.358   422,264.085   710,937.000

                                                                    Sub-Item 77C

                                                                                Votes      Withheld/       Broker
Matter                                                        Votes For        Against    Abstentions    Non-Votes
------                                                      -------------   -----------   -----------   -----------
(3) Approve a new sub-advisory agreement between Invesco
    Advisors, Inc. and each of Invesco TriMark Ltd.;
    Invesco Asset Management Deutschland, GmbH; Invesco
    Asset Management Limited; Invesco Asset Management
    (Japan) Limited; Invesco Australia Limited; Invesco
    Hong Kong Limited; Invesco Institutional (N.A.),
    Inc.; and Invesco Senior Secured Management, Inc. ...   5,047,056.691   596,195.358   490,291.085   710,938.000

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.